CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-42133) and Post-Effective Amendment No. 1 to Registration Statement 333-42133 (No. 333-42133-99) and Post-Effective Amendment No. 2 to the Registration Statement 333-42133 (No. 333-42133-99) of Trane Technologies plc of our report dated June 22, 2021, relating to the financial statements of Trane Technologies Retirement Savings Plan for Participating Affiliates in Puerto Rico as of and for the years ended December 31, 2020 and 2019, which appears in this Form 11-K.

/s/ Cherry Bekaert LLP
Charlotte, North Carolina
June 22, 2021